As filed with the Securities and Exchange Commission on December 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Odonate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-2248457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4747 Executive Drive, Suite 510

San Diego, CA 92121

(858) 731-8180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin C. Tang

Chairman and Chief Executive Officer

Odonate Therapeutics, Inc.

4747 Executive Drive, Suite 510

San Diego, CA 92121

(858) 731-8180

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Ryan A. Murr Andrew K. Hirsch Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105 (415) 393-8373	Mark V. Roeder Brian D. Paulson Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-221533

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	425,500	$24.00	$10,212,000	$1,272

(1)	Represents only the additional number of shares being registered and includes an additional 55,500 shares issuable upon the exercise of the underwriters’ option to purchase to cover over-allotments. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-221533), as amended (the “Registration Statement”).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	The registrant previously registered 6,762,000 shares of its common stock for which the fee was $22,731 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on December 6, 2017. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,212,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Odonate Therapeutics, Inc., a Delaware corporation (“Odonate”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-221533) (the “Registration Statement”) filed by Odonate with the SEC on November 13, 2017, as amended on November 27, 2017, which was declared effective on December 6, 2017.

Odonate is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.01 per share, offered by Odonate by 425,500 shares, 55,500 of which are subject to purchase upon exercise of the underwriters’ overallotment option to purchase additional shares of common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The contents of the Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Squar Milner LLP

23.2	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Form S-1 Registration Statement (Registration No. 333-221533)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 6, 2017.

Odonate Therapeutics, Inc.

By:	/s/ Kevin C. Tang
Kevin C. Tang
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Kevin C. Tang Kevin C. Tang	Chairman and Chief Executive Officer (principal executive officer)	December 6, 2017

/s/ John G. Lemkey John G. Lemkey	Chief Financial Officer (principal financial and accounting officer)	December 6, 2017

* Jeff L. Vacirca, M.D.	Director, Vice Chairman	December 6, 2017

* Aaron I. Davis	Director	December 6, 2017

* Craig A. Johnson	Director	December 6, 2017

* Robert H. Rosen	Director	December 6, 2017

* George F. Tidmarsh, M.D., Ph.D.	Director	December 6, 2017

*By:	/s/ John G. Lemkey	December 6, 2017
John G. Lemkey Attorney-in-fact